EXHIBIT 99

Everett Tackett, APR Public Relations ON Semiconductor (602) 244-4534 everett.tackett@onsemi.com	Scott Sullinger Investor Relations ON Semiconductor (602) 244-3437 scott.sullinger@onsemi.com

ON Semiconductor Updates Financial Guidance

for Fourth Quarter 2003 and Comments on First Quarter 2004

PHOENIX, Ariz. – Jan. 27, 2004 – During its Oct. 29, 2003 conference call and in its third quarter 2003 report on Form 10-Q, ON Semiconductor (Nasdaq: ONNN) provided guidance that its fourth quarter 2003 revenues would be up by 2 to 3 percent sequentially despite an anticipated decline in average selling prices of 1 to 2 percent in the fourth quarter of 2003 as compared to the third quarter of 2003.

“We now expect fourth quarter 2003 revenues will grow sequentially by approximately 5 percent over third quarter 2003 revenues despite an estimated decline in average selling prices of approximately 2.5 to 3.0 percent in the fourth quarter of 2003,” said Keith Jackson, ON Semiconductor president and CEO. “Consistent with our previous guidance we expect fourth quarter gross margins to remain approximately flat as compared to the third quarter gross margins of 28 percent.”

The company expects that average selling prices will be up for the first quarter of 2004. As a result of the stronger pricing environment and broad-based strength in customer orders, the company expects revenues to grow by 5 to 6 percent sequentially in the first quarter of 2004 and anticipates that gross margins will increase to between 29 and 30 percent.

About ON Semiconductor

ON Semiconductor (Nasdaq: ONNN) offers an extensive portfolio of power and data management semiconductors and standard semiconductor components that address the design needs of today’s sophisticated electronic products, appliances and automobiles. For more information visit ON Semiconductor’s website at http://www.onsemi.com.

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ON Semiconductor and the ON Semiconductor logo are registered trademarks of Semiconductor Components Industries, LLC. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders. Although the company references its website in this news release, such information on the website is not to be incorporated herein.

This news release includes “forward-looking statements” as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact are statements that could be deemed forward-looking statements and are often characterized by the use of words such as “believes,” “expects,” “estimates,” “projects,” “may,” “will,” “intends,” “plans,” or “anticipates,” or by discussions of strategy, plans or intentions. In this news release, forward-looking information relates to fourth quarter 2003 revenues, average selling prices and gross margins, first quarter 2004 revenues, average selling prices and gross margins and similar matters. All forward-looking statements in this news release are made based on management’s current expectations and estimates, which involve risks, uncertainties and other factors that could cause results to differ materially from those expressed in forward-looking statements. Among these factors are changes in overall economic conditions, the cyclical nature of the semiconductor industry, changes in demand for our products, changes in inventories at our customers and distributors, technological and product development risks, availability of raw materials, competitors’ actions, loss of key customers, order cancellations or reduced bookings, changes in manufacturing yields, control of costs and expenses, significant litigation, risks associated with acquisitions and dispositions, risks associated with our substantial leverage and restrictive covenants in our debt agreements, risks associated with our international operations, the threat or occurrence of international armed conflict and terrorist activities both in the United States and internationally and risks involving environmental or other governmental regulation. Additional factors that could affect the company’s future operating results are described in our Form 10-K for the year ended December 31, 2002 under the caption “Trends, Risks and Uncertainties” in the MD&A section, and other factors are described from time to time in our SEC filings. Readers are cautioned not to place undue reliance on forward-looking statements. We assume no obligation to update such information.

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